                                                                   EXHIBIT 10.21
                                  ADDENDUM TO

                          MASTER REPURCHASE AGREEMENT



     This Addendum Agreement, dated as of February 12, 1999 is made by and among NovaStar Financial, Inc. ("NFI"), NovaStar Capital, Inc.("NCI") and NovaStar Mortgage, Inc. ("NSM"), each acting as seller (NFI, NCI and NSM, each individually and, jointly and severally, "Seller") and First Union National Bank acting as buyer ("Buyer"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Master Repurchase Agreement (as defined below).


                                   RECITALS:


     WHEREAS, Buyer and Seller have entered into a Master Repurchase Agreement dated as of February 12, 1999 (the "Master Repurchase Agreement"); and

     WHEREAS, Buyer and Seller desire to supplement and amend the Master Repurchase Agreement to enter into Transactions involving Assets (as defined below).

     NOW, THEREFORE, the parties hereto agree as follows:


     1. (a) The first sentence of Section 1 of the Master Repurchase Agreement shall be amended in its entirety to read as follows:

              "From time to time in Buyer's sole and absolute discretion exercised in Good Faith, the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") Assets deemed to be Eligible Mortgage Loans by the Buyer against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Assets at a date certain or on demand, against the transfer of funds by Seller."

          (b) Section 1 is hereby further amended by adding the following at the end thereof:

              "Without limiting any rights of Buyer under this Master Repurchase Agreement, Buyer shall not be obligated to enter into more than one (1) Transaction per week and no Transaction shall be for a Purchase Price of less than $5,000,000."


          (c) Every reference in the Master Repurchase Agreement to "Securities" shall be replaced by "Assets".


     2. Subparagraph 2(a) of the Master Repurchase Agreement is amended by adding the following after the word "any" and before the word "bankruptcy" in the second line thereof:

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

          "conservatorship or receivership (within the meaning of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989),".

     3. Subparagraphs 2(j) and 2(p) of the Master Repurchase Agreement are amended to read as follows:

     (j) "Market Value" with respect to any Assets as of any date, shall mean the price at which the Purchased Assets could readily be sold as determined by Buyer in its sole and absolute discretion, provided, however, in the
                                                   --------
     absence of a generally recognized source for prices or bid or offer quotations for any Assets, Buyer may establish the source therefor in its sole and absolute discretion. Without limiting the foregoing, Seller acknowledges that the Market Value of all or any portion of a Purchased Asset may be reduced to zero if (i) there exists a breach of a representation, warranty or covenant made by Seller in this Master Repurchase Agreement with respect to such Purchased Asset or (ii) such Purchased Asset is a Non-Performing Mortgage Loan. "Non-Performing Mortgage Loan" shall mean (i) any Mortgage Loan (x) as to which any portion of a monthly payment is greater than seventy-five (75) days past due or (y) as to which the related property securing such Mortgage Loan is in foreclosure or (ii) any Mortgage Loans which are 30-75 days delinquent to the extent the aggregate principal balance of such Mortgage Loans exceeds five percent (5%) of the unpaid principal balance of all Purchased Assets constituting Mortgage Loans.

     (p) "Purchased Assets" the Assets transferred by Seller to Buyer in a Transaction hereunder, and any Assets substituted therefor in accordance with Paragraph 9 hereof. The terms "Purchased Assets" with respect to any Transaction at any time also shall include Additional Assets delivered pursuant to Paragraph 4(b) hereof.


     4. The following definitions are hereby added to Section 2 of the Master Repurchase Agreement:


     "Acceptable Originating Counterparty" shall mean Seller or any Originating Counterparty, listed on Exhibit C hereto.
                        ---------

     "Additional Required Documents" shall mean the following documents with respect to any Asset:


     (i) original disclosure statements complying with Regulation Z ("Truth in Lending") of the Board of Governors of the Federal Reserve System and all agreements relating thereto, if applicable;


    (ii) original Equal Credit Opportunity Act notice and additional disclosure statements or agreements relating thereto, if applicable;


    (iii) a certification as to whether or not the property securing the Asset falls into a flood zone as identified by a HUD identified flood map and, if applicable, a survey of such property;

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

    (iv) an attorney's opinion of title and abstract of title or an original or certified copy of a mortgagee's title insurance policy insuring the lien of the Asset against the applicable property;


     (v) written statement signed by the attorney, title company or closing agent responsible for supervising the closing of the Asset that such Person closed the Asset in accordance with any closing instructions received by such Person;

    (vi) a property and casualty insurance policy on the property securing the Asset covering fire, hazard and extended coverage, and if applicable, flood and earthquake insurance, all in amounts not less than the principal amount of the promissory note relating to the Asset (or the maximum amount issuable for flood insurance) which insurance has been endorsed to provide for payment thereof to the Seller, as mortgagee, together with written notice to the mortgagor of the fact, if true, that mortgagor's property lies within a flood zone;


    (vii) original or copy of executed application by the obligor on such Asset for such Asset;

    (viii) original or copy of credit bureau report on the obligor on such Asset;

     (ix) original HUD-1 settlement statement duly executed by the obligor on such Asset;

     (x) original complete appraisal obtained with respect to the applicable property obtained in connection with the Asset;

    (xi) the original of any guaranty executed in connection with the Asset (if any);


    (xii) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies certified by the Seller, its agent or the title company on behalf of the Seller to have been sent for recording;

    (xiii) the originals of all intervening assignments of mortgage with evidence of recording thereon or copies certified by the Seller to be true and correct and to have been sent for recording;


    (xiv) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Asset (if any);

     (xv) the original power of attorney, if any, or a copy thereof certified by an authorized officer of the Seller, for any document described below; and

    (xvi) such other documents as the Buyer may reasonably request from time to time, including but not limited to verification of employment of the obligor on such Asset, verification of deposit by such obligor (if applicable), and any inspection reports performed with respect to such obligor or the property covered by such Asset.

          "Applicable Additional Percentage" means (a) one and one-quarter percent (1.25%) so long as no Event of Default has occurred and is then continuing and (b) five and one-half percent (5.5%) at any time following the occurrence and during the continuance of an Event of Default.

          "Assets" means Mortgage Loans, home equity loans, or other assets, in each case agreed to from time to time by Buyer and Seller and delivered to Buyer hereunder from time to time, or a participating or pro rata interest therein.

          "Change of Control" means the occurrence of any event (whether in one or more transactions) which results in a transfer of power, direct or indirect
(x) to vote 50% or more of the securities having ordinary voting power for the election of the directions of Seller or Guarantor or (y) to direct or cause the direction of the management and policies of Seller or Guarantor by contract or otherwise.

          "Current Margin" shall mean, with respect to any date, the difference between (i) the aggregate Market Value of all Purchased Assets held by Buyer on such date and (ii) the aggregate Purchase Price paid by Buyer for all Purchased Assets held by Buyer on such date.

          "Custodian" shall mean, as applicable, the designated custodian under each Custody Agreement.

          "Custody Agreement" means collectively, each of the Custody Agreements more particularly described on Exhibit C hereto.
                               ---------


          "Delivery Confirmation" shall have the meaning given to such term in Paragraph 7 of the Master Repurchase Agreement.

          "Eligible Mortgage Loans" shall mean Mortgage Loans with respect to which each of the representations and warranties set out in Exhibit A hereto is
                                                            ---------
accurate and complete as of the date of the related Confirmation and on each day thereafter (and the Seller by including any such Mortgage Loan in any such transaction shall be deemed to so represent and warrant to Buyer at and as of the date of such Transaction).

          "Good Faith" as used in this Master Repurchase Agreement shall mean honesty in fact in the conduct or transaction concerned.

          "Guarantor" shall mean NFI Holding Corporation, a Delaware corporation.

          "Maximum Purchase Amount" shall mean $300,000,000.

          "Mortgage Loan" shall mean a residential real estate secured loan or home equity real estate secured loan, including, without limitation: (i) a promissory note, any reformation thereof and related deed of trust (or mortgage) and security agreement; (ii) all guaranties and insurance policies, including, without limitation, all mortgage and title insurance policies and all fire and extended coverage insurance policies and rights of the Seller to return premiums or payments with respect thereto; and (iii) all right, title and interest of the Seller in the property covered by such deed of trust (or mortgage).

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

         "Originating Counterparty" shall mean, as applicable, Seller or any third party which sold or pledged Assets to Seller pursuant to an Underlying Agreement.

         "Related Documents" means the Master Repurchase Agreement, the Custody Agreements and the Servicing Agreements.

         "Related Facilities" means (i) the other Master Repurchase Agreement dated as of February 12, 1999 among NFI, NSM and First Union Corporation and the Addendum thereto, (ii) any other Master Repurchase Agreement by and among NFI, NCI, NSM and/or any affiliate of either NFI, NCI or NSM and Buyer or any affiliate of Buyer and the Addendum thereto, (iii) any Mortgage Loan Warehousing Agreement by and among NFI, NCI, NSM and/or any affiliate of either NFI, NCI or NSM and Buyer or any affiliate of Buyer and (iv) any other document, agreement or instrument pursuant to which NFI, NCI, NSM and/or an affiliate of either NFI, NCI or NSM incurs any obligations or liabilities to Buyer or any affiliate of Buyer.


         "Required Documents" shall mean the following documents with respect to any Asset:

              (i) the original executed and fully completed promissory note relating to the Asset which promissory note shall be duly endorsed in blank without recourse by an authorized officer of (a) the Seller if such promissory note had been previously endorsed to Seller or (b) the payee of such promissory note;

             (ii) the original executed and fully completed mortgage or deed of trust relating to the Asset in proper form for recordation in the appropriate jurisdiction and duly recorded in the appropriate jurisdiction; provided, however, that a certified copy of the executed
                       --------  -------
         mortgage or deed of trust relating to the Asset may be delivered to the Buyer in lieu of the original recorded deed of trust of mortgage until such time as the original recorded mortgage or deed of trust is received from the recording jurisdiction and submitted to the Buyer; and

            (iii) an original executed and fully completed and recordable but unrecorded assignment of the mortgage or deed of trust relating to the Asset in proper form for recordation in the appropriate jurisdiction (unless the Buyer determines that under applicable state law the assignment should be recorded in order to adequately protect its interest, in which case the assignment shall be recorded by the Seller and a certified true copy thereof shall be provided to the Buyer), together with the original or a duly certified copy of the fully completed and proper assignment or assignments of the mortgage or deed of trust from the original holder through any subsequent transferees to the Seller in proper form for recordation in the appropriate jurisdiction, duly recorded if local requirements in the jurisdiction in which the property is located required the recordation of such assignment or assignments.


         "Required Margin" shall mean, with respect to any Transaction, a fixed percentage of the Market Value of Purchased Assets as specified in the Confirmation for such Transaction.

         "Servicer" shall mean, as applicable, Seller or the designated servicer under each Servicing Agreement.

     "Servicing Agreements" means those certain servicing agreements or servicing arrangements listed on Exhibit D hereto as in existence on date hereof
                                 ---------
which have been approved by Buyer and provide for servicing of the Purchased Assets.

     "Term" shall mean three hundred and sixty-four (364) days from the date of execution of this Master Repurchase Agreement.

     "Underlying Agreements" shall mean those agreements as are more specifically described on Exhibit E hereto.
                          ---------

     "Underwriting Standards" shall mean the underwriting policies of Seller as are more specifically described on Exhibit F hereto.
                                   ---------

     5. Subparagraph 3(b) of the Master Repurchase Agreement is amended by adding at the end of the first sentence of Paragraph 3(b):


          "In the case of Transactions involving Assets that are Eligible Mortgage Loans, (a) except as otherwise expressly provided in this Master Repurchase Agreement, the Eligible Mortgage Loans shall be serviced in accordance with the Servicing Agreements, (b) pursuant to the terms of the Custody Agreement, the Required Documents evidencing the Eligible Mortgage Loans shall have been delivered to and held by the applicable Custodian as of the business day immediately preceding the applicable Purchase Date, which shall, among other things, issue Trust Receipts, as defined in the Custody Agreement (the "Trust Receipts") to Buyer or its designee, (c) the Repurchase Date for each Transaction shall be the earlier of (i) thirty
     (30) days following the applicable Purchase Date or, if such date is not a business day, the next succeeding business day, (ii) the date set forth in the applicable Confirmation and (iii) the date determined by application of Paragraph 11 of the Master Repurchase Agreement and (d) the Pricing Rate for each Transaction shall be a per annum rate equal to the sum of (i) the London interbank offered rate for one month deposits of U.S. dollars as determined by reference to the Bloomberg Service page 3720, as of 11:00 a.m., London time, by Buyer on the Purchase Date, plus, (ii) the Applicable
                                                       ----
     Additional Percentage."


     6. Subparagraph 3(c) of the Master Repurchase Agreement is amended by adding the following at the end of the first sentence of Paragraph 3(c):


          "In the case of Transactions involving Assets that are Eligible Mortgage Loans, such demand by Seller shall be for a repurchase of all Purchased Assets subject to the related Transaction and shall be made no later than 2:00 p.m. New York City time on the business day immediately preceding the day on which such termination will be effective, which termination shall also be on a business day. Upon receipt of the Repurchase Price in immediately available funds, Buyer shall deliver the Trust Receipt(s) for such Transaction to Custodian for further disposition in accordance with the terms of the applicable Custody Agreement."


     7. Subparagraph 4 of the Master Repurchase Agreement is amended in its entirety to read as follows:

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

          (a) Daily until the expiration of the Term (or less frequently if the Buyer, in its sole and absolute discretion, so elects), Buyer will determine (i) the aggregate Market Value of all Purchased Assets held by Buyer and (ii) the Current Margin as of such date. Without limiting the foregoing, Seller shall deliver to Buyer, at any time and from time to time, information with respect to the Purchased Assets to assist Buyer in ascertaining the Market Value of such Purchased Assets.

          (b) If, on any date, the Current Margin is less than the Required Margin for such date by an amount in excess of $250,000 (a "Margin Deficit"), Buyer may, in its sole and absolute discretion, by notice to Seller (a "Margin Call"), require Seller to transfer cash or additional Assets reasonably acceptable to Buyer ("Additional Assets") so that the Current Margin for such date then equals or exceeds the Required Margin for such date.

          (c) Seller shall transfer the Additional Assets no later than the close of business on the second business day immediately following the date on which a Margin Call is given. Any cash transferred to Buyer pursuant hereto shall be held by Buyer until the Repurchase Date and shall be applied against the Repurchase Price on the Repurchase Date.

          (d) Buyer's election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

     8. Paragraph 5 of the Master Repurchase Agreement is amended by adding the following at the end of the last sentence thereof:


          Notwithstanding the foregoing and except as provided in paragraph 11 of this Master Repurchase Agreement, Seller shall hold if it is the Servicer, or if Seller is not the Servicer, shall cause each Servicer to hold for the benefit of, and in trust for, Buyer all income, including without limitation all scheduled and unscheduled principal and interest payments or any other income (including without limitation, tax escrow payments), received by or on behalf of Seller with respect to such Purchased Assets (collectively, "Purchased Asset Income"); provided, however, so long as no Event of Default shall have occurred
          --------  -------
and be continuing, Seller shall be permitted to use the Purchased Asset Income received by Seller in the ordinary course of its business. Immediately upon the occurrence and during the continuation of an Event of Default, Seller shall deposit, or cause the Servicer to deposit, such Purchased Asset Income in a deposit account (the title of which shall indicate that the funds therein are being held in trust for Buyer) (the "Collection Account") with a financial institution acceptable to Buyer and subject to a collection account agreement or alternative written agreement which, in each case, is in form and substance satisfactory to Buyer (the "Collection Account Agreement"). All such Purchased Asset Income shall be held in trust for Buyer, shall constitute the property of Buyer and shall not be commingled with other property of Seller, any affiliate of Seller or the applicable Servicer except as expressly permitted above. All funds on deposit in the Collection Account shall immediately be remitted to Buyer. Buyer may, in its sole and absolute discretion, apply all Purchased Asset Income received by Buyer to the repurchase obligations and/or other monetary obligations owing by Seller to Buyer under this Master Repurchase Agreement, or under any other document, instrument, agreement or otherwise, including, without limitation, under the Related Facilities, in such order as Buyer determines in the exercise of its sole and absolute discretion.

          Seller shall service, or supervise the servicing of, the Mortgage Loans, for the benefit of Buyer. Neither Seller nor any Servicer shall transfer its rights to service any of the Purchased Assets without the prior written consent of Buyer. On or before 2:00 p.m. (New York time) one (1) business day prior to any Transaction, or any Repurchase Date during the Term, Seller will (if Seller is the Servicer) provide Buyer with, or Seller will (if Seller is not the Servicer) cause the Servicer to provide Buyer with, a credit tape with respect to all Mortgage Loans subject to any Transaction hereunder, including, without limitation, information concerning all delinquencies and Seller will forward to Buyer, upon receipt from the Servicers, reports substantially identical in form to FNMA's form 2010 remittance report with respect to all Mortgage Loans subject to any Transaction hereunder."

     9. Paragraph 6 of the Master Repurchase Agreement is amended by deleting the words "all of the Purchased Assets with respect to the Transactions hereunder and" in the fourth line thereof and inserting the following therefor:

     "all of the Seller's Assets, Seller's right (including the power to convey title thereto), title and interest in and to".

     10. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the words "title and interest in and to" in the fourth line thereof:

          "the contractual right to receive payments, including the right to payments of principal and interest and the right to enforce such payments, arising from or under any of the Purchased Assets, the contractual right to service each Purchased Asset and/or Additional Assets, any servicing agreements with respect to each Purchased Asset and/or Additional Assets, and all documents and instruments relating to each Purchased Asset and/or Additional Assets,".

     11. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the word "other" and before the word "proceeds" in the fifth line thereof:

          "income, payments, products and".

     12. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the word "thereof" and before the period in the fifth line thereof:

          "including the rights under the Servicing Agreements and the Underlying Agreements (the "Collateral " ) " .


     13. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following at the end of the last sentence of Paragraph 6:

          "In such event, the parties hereto intend to create for the benefit of Buyer, as secured party, a legally valid and enforceable first priority perfected security interest in the Collateral, and Seller hereby grants Buyer a first priority security interest in the Collateral. On or prior to the initial Purchase Date and/or at the request of Buyer at any time, Seller shall immediately cause to be filed in the appropriate filing offices of the jurisdiction in which Seller maintains its place of business, or its chief executive office if Seller has more than one place of business, in accordance with applicable law, Uniform Commercial Code financing statements naming Seller as debtor, Buyer as secured party, and the Collateral as collateral and in form and substance reasonably acceptable to Buyer."


     14. Paragraph 7 of the Master Repurchase Agreement is amended by adding the following at the end of the last sentence of Paragraph 7:


          "In the case of Transactions involving Assets that are Mortgage Loans, the transfer of such Mortgage Loans for the purposes of this Paragraph 7 shall include the delivery to the applicable Custodian of the Required Documents as provided for in the Custody Agreement and the Additional Required Documents to the Servicer as provided for in the Servicing Agreements and/or Custody Agreement (the "Mortgage File") and the issuance by the Custodian to the Buyer or Buyer's designee on the Purchase Date of a Trust Receipt and a confirmation of delivery of the foregoing Required Documents and Additional Required Documents ("Delivery Confirmation")."

     15. Paragraph 8 of the Master Repurchase Agreement is amended by deleting the last sentence of Paragraph 8 and substituting the following:

          "Title to all Purchased Assets (except for Assets that are Mortgage Loans) shall pass to Buyer. In the case of Purchased Assets that are Mortgage Loans, upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Master Repurchase Agreement and until termination of any related Transactions as set forth in Paragraphs 3(c) or 11 of this Master Repurchase Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File, is vested in Buyer. Upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Master Repurchase Agreement and until termination of any Transactions as set forth in Paragraphs 3(c) or 11 of this Master Repurchase Agreement and prior to the recordation of the assignments of mortgage by the Custodian as provided for in the Custody Agreement, record title in the name of Seller to each Mortgage shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans. Nothing in this Master Repurchase Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise pledging or hypothecating the Purchased Assets without the prior consent of Seller, but no such transaction or provision hereof or provision of the Custody Agreement shall relieve Buyer of its obligations to transfer Purchased Assets (and, with respect to the Mortgage Loans, the same Mortgage Loans and not substitutes therefor) to Seller pursuant and subject to Paragraphs 3, 4 or 11 hereof. Upon termination of any Transactions as set forth in Paragraph 3(c) of this Master Repurchase Agreement, Buyer agrees to execute promptly endorsements of the mortgage notes, assignments of the mortgages and UCC-3 assignments, releases or terminations related to such Transactions, to the extent that such documents are prepared by Seller for Buyer's execution, are delivered to Buyer by Seller and are necessary and appropriate, as reasonably determined by Seller, to reconvey, without recourse, to Seller and perfect title of like tenor to that conveyed to Buyer to the related Mortgage Loans. Buyer shall provide reasonable cooperation in assisting and directing the Custodian to facilitate such preparation (without material expense to Buyer)".

     16. Subparagraph 9(b) of the Master Repurchase Agreement is amended by adding the following after the word "substituted" and before the period in the fifth line thereof:

          "; provided, further, that, in the case of Transactions involving Purchased Assets that are Mortgage Loans, the retention by Seller of custody of any document relating to any Mortgage Loan shall be held by Seller in trust for Buyer for purposes of servicing or supervising the servicing of such Mortgage Loan and shall not be deemed to constitute Seller's retention of custody of the Purchased Assets for purposes of this subparagraph".

     17. Paragraph 9 of the Master Repurchase Agreement is further amended by adding at the end of the Paragraph the following subparagraphs (c) and (d):

          (c) In the case of any Transaction for which the Repurchase Date is other than the business day immediately following the Purchase Date and with respect to which Seller does not have any existing right to substitute substantially the same Assets for the Purchased Assets, Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to 4:00 p.m. (New York time) on the preceding business day, to substitute substantially the same Assets for any Purchased Assets; provided, however, that Buyer, in its sole and absolute discretion, may elect, by the close of business on the business day next following the business day on which notice is received, not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller's transfer to Buyer of additional Mortgage Loans (including the transfer of the related Mortgage Files to the Custodian and the issuance to the Buyer of the related Trust Receipt and Delivery Confirmation) and Buyer's transfer to Seller of such Assets and the related Trust Receipt and Delivery Confirmation, if any, and after substitution, the substituted additional Mortgage Loans shall be deemed to be Purchased Assets. In the event Buyer elects not to accept such substitution, Buyer shall offer the Seller the right to terminate the Transaction. If the Seller elects to terminate such Transaction (which election shall be made in writing within five (5) business days of Buyer's offer to Seller of the right to terminate the transaction), the date of termination will be determined in accordance with Paragraph 3(c).

          (d) In the event Seller exercises its right to substitute or terminate pursuant to subparagraph (c), Seller shall be obligated to pay to Buyer, by the close of the business day of such substitution or termination, as the case may be, an amount equal to (A) Buyer's actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions; and (ii) entering into or terminating hedge transactions, (B) to the extent Buyer determines not to enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination and (C) in the case of the termination of any Transaction, the related Repurchase Price for such Purchased Assets. The foregoing amounts shall be determined and calculated solely by Buyer."

     18. Paragraph 10 of the Master Repurchase Agreement is amended by adding the following clauses at the end of the first sentence of Paragraph 10 after the word "affected" and before the period:

          ", and (vi) Seller and Buyer have entered into a Transaction described in each Confirmation contemporaneously with the sale of the Purchased Assets by Seller to Buyer and the transfer of the Purchase Price by Buyer to Seller, or, in the event that any Transaction is deemed to constitute a loan, contemporaneously with the grant of the security interest in the Collateral by Seller to Buyer pursuant to Paragraph 6 hereof and the transfer of the consideration therefor, consisting of the extension of the Purchase Price, which represents the loan proceeds, by Buyer to Seller".


          19. The first paragraph of Paragraph 11 is amended by deleting the word "or" immediately preceding clause (vii) and by adding at the end of such clause, immediately preceding the parenthesis, the following:


      "(viii) Subject to Paragraph 6, the Master Repurchase Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Assets purported to be covered thereby;

        (ix) Any (a) termination by Seller of any Servicer or subservicer of the Mortgage Loans without the prior written consent of Buyer other than as expressly permitted in any Collateral Assignment of any Servicing Agreement between Buyer and Seller or (b) amendment of any Servicing Agreement without the prior written consent of Buyer, (c) transfer by Seller of any of its servicing obligations with respect to any Purchased Assets or (d) failure by Seller (if it is the Servicer) or any Servicer to service the Mortgage Loans
               (i) in accordance with the standards set forth in the Servicing Agreement or (ii) industry standards for similar loans owned by third parties;

         (x) Any other default by Seller of its obligations hereunder which is not cured within two (2) days following Seller's receipt of written notice from Buyer specifying such default;

         (xi) An event of default has occurred with respect to indebtedness of Seller or Guarantor in excess of $100,000 in the aggregate which has not been cured within any applicable grace period;

        (xii)  Any Change of Control shall occur;

       (xiii) In Buyer's sole judgment exercised in Good Faith, any material adverse change shall have occurred in the business, operations, properties, prospects or financial condition of Seller or Guarantor;

        (xiv) Any event of default has occurred under any Servicing Agreement, any Custody Agreement or any Related Facility; or

         (xv) termination or breach of any guaranty by Guarantor or similar agreement executed and delivered to Buyer in connection with the obligations of Seller under this Master Repurchase Agreement, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such guaranty or similar agreement."


     20. Subparagraph 11(d)(i) of the Master Repurchase Agreement is amended by adding the following after the word "hereunder" and before the semi-colon:


          "and in either case upon the receipt and crediting by Buyer, in a manner deemed final and complete by Buyer in its sole and absolute discretion, of the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party, including, without limitation, (w) any unpaid fees, expenses (including, without limitation, expenses of terminating any Servicer so that Mortgage Loans could be sold on a servicing-released basis, if applicable), (x) or other amounts owing to the Custodian under the Custody Agreement, (y) amounts due and owing by Seller or any affiliate of either NFI, NCI or NSM to Buyer or any affiliate of Buyer under the Related Facilities and (z) other amounts which are otherwise due and owing by Seller or any affiliate of either NFI, NCI or NSM to Buyer or any affiliate of Buyer including, without limitation, under any guaranty issued by Seller or any affiliate of Seller to Buyer or any affiliate of Buyer, Buyer shall transfer the portion of the Purchased Assets and all income, payments, products and proceeds thereof held by Buyer following such receipt and crediting to either (i) Seller, if in Buyer's reasonable judgment Seller is legally entitled thereto, (ii) such other party or person which in Buyer's reasonable judgment is legally entitled thereto, or (iii) if Buyer determines in its reasonable judgment that it cannot identify the person or party entitled thereto, a court of competent jurisdiction. Seller acknowledges that (A) to secure Seller's or any of either NFI's, NCI's or NSM's affiliate's obligations under the Related Facilities it has executed and delivered to Buyer or any affiliate of Buyer an assignment of any equities, rights and money Seller may be entitled to or may have under this Master Repurchase Agreement and (B) pursuant thereto Buyer or any affiliate of Buyer may apply any amounts to which Seller may be entitled to under this Master Repurchase Agreement against Seller's or any affiliate of Seller's obligations under any of the Related Facilities"

     21. Paragraph 11 of the Master Repurchase Agreement is amended by adding new subparagraphs (j) and (k) following Subparagraph (i) as follows:

          "(j) As to Transactions in which the defaulting party is acting as Seller, Buyer may, in its sole and absolute discretion, (i) terminate any Servicing Agreements without any liability to Seller or the applicable Servicer (including, without limitation, without liability for the payment of fees or other sums due and owing to Seller in its capacity as Servicer) and (ii) transfer servicing responsibility for any Mortgage Loans to any third party servicer Buyer selects.

          (k) The parties hereto recognize that Seller's obligations to Buyer under this Master Repurchase Agreement are special, unique and of extraordinary character. If an Event of Default occurs hereunder, Seller agrees that Buyer may enforce this Master Repurchase Agreement by a proceeding for specific performance or other equitable remedy including, without limitation, a proceeding in which replevin or injunction is sought by Buyer. Seller hereby waives to the fullest extent permitted by law any and all rights it may have by statute, constitution or otherwise, to (a) assert the defense of adequacy of a remedy at law that might be asserted as a bar to any such proceeding, (b) the fixing, imposition or posting of a bond or other security by Buyer as a condition to obtaining any equitable relief sought by Buyer, which relief Seller further agrees may be obtained ex parte without prior notice to Seller provided a hearing is subsequently provided Seller within a reasonable time after any ex parte relief may be granted Buyer. Seller further agrees that the rights and remedies hereunder are cumulative, and are not exclusive of any rights, powers, privileges, or remedies, now or hereafter existing, at law, or in equity or otherwise."

     22. Paragraph 13 of the Master Repurchase Agreement is amended by deleting the text thereof and replacing it with the following:

          "Any notice or communication in respect of this Master Repurchase Agreement will be sufficiently given to a party if in writing and delivered in person, sent by certified or registered mail, return receipt requested, or by overnight courier or given by facsimile transfer at the following address or facsimile number:


          If to Buyer:      First Union National Bank
                            One First Union Center TW-9
                            301 South College Street
                            Charlotte, North Carolina 28288-0610
                            Attention: Mark Mendenhall
                            Facsimile No.: (704) 383-8121


          with copies to:   Hahn & Hessen LLP
                            350 Fifth Avenue, Suite 3700
                            New York, New York 10118-0075
                            Attention: Linda C. Berman, Esq.
                            Facsimile No.: (212) 594-7167


          If to any Seller: NovaStar Financial, Inc.
                            1901 West 47th Place, Suite 105
                            Westwood, Kansas 66205
                            Attention: Mark Kohlrus
                            Facsimile No. (913) 514-3515

          A notice or communication will be effective:

          (i) if delivered by hand or sent by overnight courier, on the day and time it is delivered;

          (ii) If sent by facsimile transfer on a machine that provides for automatic confirmation of receipt, on the day and time such confirmation is received; or

         (iii) if sent by certified or registered mail, return receipt requested, three days after dispatch.

          Either party may by written notice to the other change the address or facsimile number at which notices or communications are to be given to it."

     23. The first sentence of Paragraph 15(a) of the Master Repurchase Agreement is amended by inserting the following after the words "null and void" on the third line thereof: ", provided however, that Buyer may sell, transfer
                              -------- -------
and assign its rights under this Master Repurchase Agreement or under any Transaction to any affiliate of Buyer, without the prior consent of Seller. Notwithstanding the foregoing, the Mortgage Files shall at all times remain with the Custodian."

     24. Buyer is hereby appointed the attorney-in-fact of Seller for the sole and limited purpose of executing or endorsing any instruments that Buyer may deem necessary to accomplish the sale, transfer and assignment of the Purchased Assets and/or Collateral to Buyer, including, without limitation, completing or correcting any endorsement of a mortgage note or assignment of a mortgage, which appointment as attorney-in-fact is irrevocable and coupled with an interest. In this connection, Buyer shall have the right and power to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any Purchased Asset or Collateral and to give full discharge for the same.

     25. Seller shall promptly pay as and when payment is due all, and Buyer shall not be liable for any expenses, fees and charges incurred by Buyer or Seller arising out of or related in any way to this Master Repurchase Agreement (including the reasonable fees and disbursements of counsel to Buyer in negotiation of the Master Repurchase Agreement) and the enforcement of this Master Repurchase Agreement, the Custody Agreement or any of the Servicing Agreements , including, without limitation, legal expenses of counsel to Buyer, the fees and expenses of the Custodian, recording and filing fees and any costs associated with reconveyance of the Purchased Assets ("Costs") and, in the event that any Costs are incurred by Buyer, Seller shall reimburse Buyer on demand of Buyer accompanied by a statement describing in reasonable detail the circumstances and the nature of the Cost by wire transfer of immediately available federal funds no later than one (1) business day following such demand.

     26. (a) Each party represents and warrants, and shall on and as of the Purchase Date of any Transaction and on and as of each date thereafter through the related Repurchase Date be deemed to represent and warrant, as follows:

               (i) The execution, delivery and performance of this Master Repurchase Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties; and

               (ii) This Master Repurchase Agreement is, and each Transaction when entered into under this Master Repurchase Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of this Master Repurchase Agreement; and

               (iii) Seller's principal place of business is located in Westwood, Kansas.

          (b) Seller hereby (i) assigns to Buyer such representations and warranties with respect to the Assets as are made by the Originating Counterparty to Seller pursuant to any Underlying Agreement, (ii) makes each such representation and warranty relating to the Purchased Assets as are set forth in each Underlying Agreement as if such representations and warranties were set forth herein on and as of the Purchase Date of any Transaction and, on and as of each date thereafter through the related Repurchase Date shall be deemed to have made such representations and warranties and (iii) makes, on and as of the Purchase Date of any Transaction and on and as of each date thereafter through the related Repurchase Date shall be deemed to have made, the representations and warranties to Buyer set forth in Exhibit A hereto. The
                                                     ---------
representations and warranties set forth herein shall survive transfer of the Purchased Assets to the Buyer and shall continue until the related Transaction has terminated.

          (c) Seller hereby further represents and warrants that, as of the Purchase Date of each Transaction:

               (i) No Event of Default, event of default or default has occurred or is continuing under this Master Repurchase Agreement, any Servicing Agreement, any Underlying Agreement or any Related Facility.

               (ii) None of the Purchased Assets are delinquent more than seventy-five (75) days.

              (iii) If Seller is servicing any Purchased Assets, it is doing so in accordance with the standards set forth in the Servicing Agreement.

               (iv) Seller has no actual knowledge of any pending or threatened litigation or any basis therefor against Seller or Guarantor before any court, governmental agency or authority or arbitration panel, which, if determined adversely to Seller or Guarantor, would have a materially adverse effect on Seller's or Guarantor's ability to perform its obligations under the Related Documents or guaranty issued by Guarantor to Buyer.

               (v) Since the date of the most recent balance sheet of Seller or Guarantor and/or the most recent financial statement of Seller or Guarantor delivered to Buyer hereunder, there has been no material adverse change in its financial condition or results of operations.

               (vi) The information set forth in the schedule to each Confirmation is true and correct in all material respects.

              (vii)  Each Purchased Asset is an Eligible Mortgage Loan.

          (d) Upon discovery by the Seller of a breach of any of the representations, warranties or covenants set forth herein or in Exhibit A,
                                                                ---------
Seller shall give prompt written notice thereof to the Buyer.

          (e) Seller hereby indemnifies and holds Buyer harmless for any loss, liability, expense (including attorney fees) or damage suffered or incurred by Buyer arising from or in any way related to a breach by Seller of any representation or warranty of Seller in this Master Repurchase Agreement.

          (f) Seller shall take all action, as Buyer may reasonably request to ensure that Buyer will have a first priority security interest in the Purchased Assets, including among other things, filing such UCC financing statements regarding the Purchased Assets as Buyer may reasonably request.


     27. On and as of the date of this Master Repurchase Agreement and each Purchase Date and until this Master Repurchase Agreement is no longer in force with respect to any Transaction, Seller covenants that:

          (a) it will not take any action which would directly or indirectly cause the Buyer's interest in or the value of the Purchased Assets to be adversely affected thereby; and

          (b) it will not pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Assets to any person not a party to this Master Repurchase Agreement nor will Seller create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Assets other than that created hereunder without the prior express written consent of Buyer.

          (c) Pursuant to the terms of the applicable Custody Agreements and Servicing Agreements, the Seller, Custodian and/or any Servicer engaged by Seller with respect to the Purchased Assets shall hold all Required Documents and Additional Required Documents for the Assets that are Purchased Assets in trust for the benefit of the Buyer and Seller shall have no beneficial, legal or equitable interest in the Required Documents and/or the Additional Required Documents provided, however, nothing contained herein shall limit or impair any contractual rights Seller may have under this Master Repurchase Agreement. The
Seller, Custodian and/or any Servicer shall follow all instructions of Buyer with respect to the servicing of the Purchased Assets and upon Buyer's request will make available and/or turn over and deliver to Buyer all Required Documents and Additional Required Documents in good and usable order wherever Buyer shall request such documents be produced and/or delivered.

           (d) The Seller shall promptly furnish to the Buyer:

               (i) Within 90 days after the last day of each fiscal year of NFI balance sheets, statements of income and cash flows for NFI for such year on a consolidated basis as of the end of such year presented fairly in all material respects in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants of nationally recognized standing and including therewith a copy of any management letter from such certified public accountant; and

               (ii) Within 45 days after the last day of each fiscal quarter,
                    (A) unaudited balance sheets and statements of income and cash flows (with respect to NFI only) for NFI and the Guarantor for such quarter and (B) a certificate of an officer of NFI, whose position is vice president or higher, stating that such financial statements are presented fairly in all material respects and in accordance with GAAP, subject to year-end audit adjustments, and further certifying that neither NFI nor any affiliate thereof is in default under the terms and conditions of this Master Repurchase Agreement or under any agreement evidencing or securing any indebtedness of such entity.

          (e) The Seller and Guarantor shall maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business, including but not limited to all approvals with respect to the SEC or the Securities Commissions of the States of Kansas, Maryland, Virginia and Delaware, and comply with all contractual obligations and requirements of law (including, without limitation, any requirements of law under or in connection with ERISA, the Federal Consumer Credit Protection Act, the Federal Real Estate Settlement Procedures Act, the Federal Equal Credit Opportunity Act, the Federal Truth-in-Lending Act, and any regulations promulgated thereunder), except where the failure to so comply is not likely to have a material adverse effect on the business, operations, assets or financial or other condition of the Seller or on the Purchased Assets.

          (f) The Seller shall promptly furnish such additional financial and other information including, without limitation, financial statements of Seller and Guarantor and information regarding the Purchased Assets as the Buyer may from time to time reasonably request.

          (g) The books of record and account kept by Seller shall be maintained in accordance with GAAP.

          (h) The Seller shall promptly give written notice to the Buyer of:


               (i) the occurrence of a default or event of default or state of facts which with the giving of notice or passage of time, or both, would constitute (x) an Event of Default under this Master Repurchase Agreement or (y) an event of default or default any Underlying Agreement, Servicing Agreement, Related Facility or Custody Agreement, known to Seller and the proposed method cure thereof;


               (ii) any litigation or proceeding affecting the Seller or Guarantor or the Purchased Assets known to Seller which could have a material adverse effect on the Purchased Assets, or the business, operations, property or financial or other condition of the Seller or Guarantor;


               (iii) a material adverse change known to the Seller in the business, operations, property or financial or other condition of the Seller or Guarantor;

                (iv) any breach of a representation or warranty set out in
                     Exhibit A hereto; or

                (v) any default or event of default by Seller or Guarantor under the terms of any agreement evidencing or securing any indebtedness of Seller or Guarantor in excess of $100,000 in the aggregate which has not been cured within any applicable grace period.

          (i) The Seller shall comply fully with the terms of each Servicing Agreement and Custody Agreement.

          (j) The Seller shall pay or otherwise satisfy at or before maturity or before it comes delinquent or accelerated, as the case may be, all its indebtedness (including taxes), except indebtedness being contested in good faith by appropriate proceedings and for which provision is made to the satisfaction of the Buyer for the payment thereof in the event the Seller is found to be obligated to pay such indebtedness and which indebtedness is thereupon promptly paid by the Seller.

          (k) The Seller shall permit representatives of the Buyer to (A) visit and inspect any of its properties and examine and make abstracts from any of its books and records (including, without limitation, books and records relating to the Purchased Assets) at any reasonable time and as often as may reasonably be desired by the Buyer (but, prior to the occurrence of an Event of Default, only upon not less than three (3) business days prior notice) and Seller shall pay all out of pocket costs and expenses incurred by Buyer in the performance of such inspection, and (B) upon prior notice to NFI, discuss the business, operations, properties and financial and other condition of the Seller with officers and employees of the Seller, and with its independent certified public accountants; provided,
                                                                   --------
however, that the results of any such visit, inspection, examination, discussion
-------
or audit, to the extent such results are proprietary and non-public, shall be maintained by the Buyer in confidentiality except as required by law or regulation or by any governmental agency or regulatory body having authority over the Buyer, or to the extent such information may be communicated to the legal counsel or auditors of the Buyer.

          (l) The Seller shall originate and acquire Mortgage Loans only in accordance with the Seller's Underwriting Standards including, any exceptions or deviations, expressly set forth on Exhibit F hereto, from the usual and
                                   ----------
customary underwriting standards.

          (m) The Seller shall not alter its current Underwriting Standards in any material manner from those annexed hereto as Exhibit F unless it has given
                                                 ---------
five (5) business days' prior written notice of the proposed alteration to Buyer.

          (n) The Seller shall comply with each and every covenant set forth on

Exhibit B hereto.
---------

          (o) The Seller shall pay Buyer a quarterly repo fee calculated on the Maximum Purchase Amount at a rate of seven and one-half basis points (0.075%) per annum, such repo fee to be paid quarterly in advance commencing on the date of execution hereof and on each three (3) month anniversary of the date hereof. This repo fee shall be (i) calculated for the three (3) months succeeding the scheduled date of its payment and (ii) be deemed earned in full upon each such scheduled date of payment and not be subject to rebate or proration for any reason.

     28. (a) The aggregate Purchase Price for Purchased Assets purchased by Buyer in any Transaction hereunder shall not be less than $5,000,000 nor shall it exceed the lesser of (x) 98% of the unpaid principal balance of such Purchased Assets on the Purchase Date or (y) 97% of the Market Value of the Purchased Assets.

          (b) The aggregate Purchase Price for all Purchased Assets owned by Buyer on any date shall at no time exceed the Maximum Purchase Amount.

          (c) This Master Repurchase Agreement shall continue in effect until the expiration of the Term.

     29. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Underlying Agreements.

     30. The parties irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Southern District of New York and that the exclusive venue for all actions and proceedings, except a proceeding for enforcement of a judgment, shall be in the United States District Court for the Southern District of New York, the parties irrevocably waiving any objection thereto. If, for any reason, federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York and that the exclusive venue of all actions and proceedings, except a proceeding for the enforcement of a judgment, shall be in the Supreme Court of the State of New York, New York County, the parties irrevocably waiving any objection thereto. Notwithstanding the foregoing two sentences, at Buyer's option exercisable at any time not later than thirty (30) days after an action or proceeding has been commenced hereunder, the parties agree that the matter may be submitted to binding arbitration in accordance with the commercial rules of the American Arbitration Association then in effect in the State of New York, and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof within the City, County and State of New York; provided, however, that the arbitrator shall not amend,
                       --------  -------
supplement, or reform in any regard this Master Repurchase Agreement or the terms of any Confirmation, the rights or obligations of any party hereunder or thereunder, or the enforceability of any of the terms hereof or thereof. Any arbitration shall be conducted in the City, County, and State of New York before a single arbitrator who shall be reasonably familiar with repurchase transactions and the secondary mortgage market.


          EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MASTER REPURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


     31. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR PUNITIVE DAMAGES IN ANY WAY RELATED TO THIS MASTER REPURCHASE AGREEMENT AND EXCEPT AS PROVIDED IN PARAGRAPH 11(g) HEREIN, UNDER NO CIRCUMSTANCES WILL EITHER PARTY, BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGES SUFFERED OR INCURRED BY THE OTHER, OR ANY OTHER PARTY, IN EACH CASE ARISING UNDER THIS MASTER REPURCHASE AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES COULD HAVE BEEN FORESEEN OR PREVENTED.

     32. Prior to entering into each Transaction under this Master Repurchase Agreement, each of the following conditions shall occur:

          (a) all of the Required Documents with respect to Mortgage Loans that are to be Purchased Loans shall have been delivered to Buyer (or its designee) at least one (1) business day prior to the applicable Purchase Date for such Transaction.

          (b) a Custody Agreement in a form satisfactory to Buyer, shall have been executed and delivered by the parties thereto;

          (c) Seller and Guarantor shall have disclosed information satisfactory to Buyer with respect to the scheduled maturities and termination provisions of all outstanding credit facilities and debt of Seller;

          (d) a favorable opinion of counsel with respect to the corporate and perfection matters set forth in Exhibit G hereto, in form and substance
                                ---------
acceptable to Buyer, with reliance thereon permitted as to any person or entity that purchases in accordance with and subject to the terms of this Master Repurchase Agreement, the Assets from Buyer in a repurchase transaction shall have been delivered to Buyer;

          (e) UCC-1 Financing Statements in form suitable for filing in the office of the Secretary of State of the State of Kansas and such other jurisdictions in which Seller may maintain a principal place of business.

          (f) Seller shall have delivered to Buyer (i) a collateral assignment in form and substance satisfactory to Buyer of Seller's rights under each of the Servicing Agreements to which Seller is a party with respect to the Mortgage Loans that are the subject of such Transaction or (ii) if requested by Buyer, an amendment to any such Servicing Agreement in form and substance satisfactory to Buyer.

          (g) Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other affiliate of Buyer.

          (h) Buyer shall have received all appropriate Trust Receipts and Confirmations.

          (i) Buyer shall have received executed warrants from Seller in form and substance satisfactory to Buyer.

          (j) Buyer shall have received an executed guaranty from Guarantor in form and substance satisfactory to Buyer and such guaranty shall be in full force and effect.

          (k) Buyer shall have received executed assignments of equities with respect to any equity or right to receive money Seller has under the Master Repurchase Agreement or any of the Related Facilities to secure Seller's obligations under this Master Repurchase Agreement and each Related Facility, each of which shall be in form and substance satisfactory to Buyer.

          (l) Buyer shall have received an executed Collection Account
Agreement.

     33. This Master Repurchase Agreement amends, restates and replaces in its entirety the Master Repurchase Agreement (the "Existing Repurchase Agreement") dated as of August 21, 1998 by and between NovaStar Financial, Inc., as Seller and First Union National Bank, as Buyer, as the same has been amended, restated, modified and/or supplemented from time to time. All Transactions in existence on the date hereof under the Existing Repurchase Agreement shall, without interruption or deemed repurchase and sale, constitute Transactions under the Master Repurchase Agreement.

     34. The obligations of each Seller set forth in this Master Repurchase Agreement shall be joint and several, and each of NFI, NCI and NSM agrees that it will perform and will be liable for the failure of the other Seller to perform its obligations under this Master Repurchase Agreement.

     35. This Addendum is executed and shall be construed as an agreement supplemental to the Master Repurchase Agreement and, as provided in the Master Repurchase Agreement, this Addendum forms a part thereof.

     36. All of the covenants, stipulations, promises and agreements in this Addendum shall bind the successors and assigns of the parties hereto, whether expressed or not.

     37. The Master Repurchase Agreement and this Addendum may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument. Any signature delivered by a party via facsimile transfer shall be deemed to be an original signature thereto.

     38. This Addendum shall supersede any existing annex to or modification of the Master Repurchase Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Addendum Agreement as of the date first written above.



NOVASTAR FINANCIAL, INC., as a Seller    FIRST UNION NATIONAL BANK, as a Buyer

By:__________________________________    By:___________________________________

Name:________________________________    Name:_________________________________

Title:_______________________________    Title:________________________________

NOVASTAR MORTGAGE, INC., as a Seller

By:__________________________________

Name:________________________________

Title:_______________________________

NOVASTAR CAPITAL, INC., as a Seller

By:__________________________________
Name:________________________________
Title:_______________________________



CONSENTED AND AGREED TO:

NOVASTAR MORTGAGE, INC., as a Servicer

By:___________________________________
Name:_________________________________
Title:________________________________

NFI HOLDING CORPORATION, as Guarantor

By:_____________________________________
Name:___________________________________
Title:__________________________________

                                   Exhibit A

                         REPRESENTATIONS AND WARRANTIES
                      RELATING TO ELIGIBLE MORTGAGE LOANS



     (a) The Mortgage Loan is a binding and valid obligation of the obligor thereon, in full force and effect and enforceable in accordance with its terms except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

     (b) The Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of the Seller and all information set forth therein is true and correct.

     (c) The Mortgage Loan is free of any default of any party thereto (including the Seller), other than as expressly permitted pursuant to subparagraph (d) below, counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, whether by operation of law or otherwise.

     (d)  No payment under any Mortgage Loan is unpaid more than seventy-five
(75) days past the payment due date set forth in the underlying promissory note and deed of trust (or mortgage); provided, in no event shall Mortgage Loans having any payment which is unpaid more than thirty (30) days past the payment due date set forth in the underlying promissory note and deed of trust (or mortgage) constitute more than five percent (5%) unpaid principal balance of all Purchased Assets then owned by Buyer pursuant to the terms of this Agreement.

     (e) The Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect and is free of concessions or understanding with the obligor thereon of any kind not expressed in writing therein.

     (f) The Mortgage Loan complies in all respects with the federal Truth-in-Lending Act and all regulations promulgated thereunder, and complies in all material respects and was originated in accordance with all other applicable laws and regulations governing the same, including, without limitation, the federal Consumer Credit Protection Act, the federal Real Estate Settlement Procedures Act, the federal Equal Credit Opportunity Act, and the regulations promulgated thereunder, and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with the Mortgage Loan have been given and performed as required.

     (g) All proceeds of the Mortgage Loan have been fully disbursed and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with or are not yet required to be complied with but will be complied with as and when required. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid.

     (h)  At all times the Mortgage Loans will be free and clear of all liens.

     (i) The property covered by the Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of the Mortgage Loan with the Seller and its successors and assigns named as a loss payee thereon.

     (j) The property covered by the Mortgage Loan is free and clear of all liens except:


           (i)  the lien in favor of the Seller;

          (ii) the lien of current real property taxes and assessments not yet due and payable;

          (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of the Mortgage Loan and which (A) are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (B) do not materially adversely affect the appraised value of the property as set forth in such appraisal;

          (iv) other matters to which like properties are commonly subject and which do not materially interfere with the benefits of the security intended to be provided by the Mortgage Loan or the use, enjoyment, value or marketability of the related property,

          (v) liens subordinate in priority to the lien in favor of the Seller; and


          (vi) in the case of second priority Mortgage Loans, one lien superior in priority to the lien in favor of the Seller.

     (k) The property shall be improved, and such improvements shall consist of a completed one-to four-unit single family residence, including, but not limited to, a condominium, planned unit development, townhouse, manufactured housing which is permanently affixed to the underlying real estate, but excluding in any event a co-op or mobile home.

     (l) The Mortgage Loan is not subject to any servicing arrangement other than the Servicing Agreements nor are any servicing rights relating to the Mortgage Loan subject to any lien, claim, interest or negative pledge in favor of any Person other than as permitted hereunder.

     (m) The Additional Required Documents for each Mortgage Loan include an appraisal of the property signed prior to the approval of the application for such Mortgage Loan by a qualified appraiser, duly appointed by the originator of the Mortgage Loan who has no interest, direct or indirect, in the mortgage property or in any loan made on the security thereof, other than as an employee of the originator and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. The appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the relegation's promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

     (n) The Mortgage Loan is secured by a first or second priority mortgage or deed of trust on the property covered thereby; provided that no more than ten percent (10%) of the Mortgage Loans purchased by the Buyer in Transactions may consist of Mortgage Loans secured by second priority mortgages or deeds of trust.

     (o)  The Mortgage Loan is not a revolving credit facility.

     (p) No real property taxes or insurance payments due and payable with respect to the property (or escrow installments therefor) covered by the Mortgage Loan are past due the payment due date thereof.

     (q) (i) No more than two hundred and seventy (270) days have elapsed since the Mortgage Loan was first purchased by the Buyer pursuant to this Master Repurchase Agreement provided, at any date no more than five percent (5%) of all Purchased Assets owned by Buyer pursuant to this Master Repurchase Agreement shall have been first purchased by Buyer pursuant to this Master Repurchase Agreement more than one hundred eighty (180) days prior to such date and (ii) no Mortgage Loan shall have been originated more than one hundred and twenty (120) days prior to the date Buyer first purchased such Mortgage Loan pursuant to this Master Repurchase Agreement, provided, at any date no more than ten percent (10%) of all Purchased Assets owned by Buyer pursuant to this Master Repurchase Agreement shall have been originated more than sixty (60) days prior to the date Buyer first purchased such Mortgage Loan pursuant to this Master Repurchase Agreement.

     (r) The Mortgage Loan has a loan-to-value ratio of not more than one hundred percent (100%) based on the value assigned to the property securing the Mortgage Loan in the appraisal referred to in (m) above; and provided further that no Mortgage Loan secured by a second priority lien shall, when combined with all mortgage loans secured by liens on the related property, have a combined loan-to-value ratio of more than one hundred percent (100%).


     (s) The Mortgage Loan was originated by Seller in accordance with the Underwriting Standards of Seller or, if such Mortgage Loan was acquired by Seller, it was acquired from an Acceptable Originating Counterparty in accordance with the Underwriting Standards pursuant to and in accordance with the terms and conditions of an Underlying Agreement and is serviced by

     Seller or another Servicer in accordance with the Servicing Agreement, each of which is in all respects acceptable to Buyer.

     (t) The Purchased Assets originated by an Acceptable Originating Counterparty shall not exceed the amount set forth in Exhibit C hereto.
                                                      ---------

                                   Exhibit B


              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER



     1. Seller represents, warrants and covenants, as of the date hereof and as of each day during the term of the Agreement, as follows:

          (a) Due Organization and Qualification.  Seller is a corporation duly
              ----------------------------------
organized, validly existing and in good standing under the laws of the state of its incorporation Seller is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as
                      ---------
currently conducted and the performance of its obligations under the Related Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Mortgage Loan unenforceable in any respect or would otherwise have a material adverse effect upon any Transaction.

          (b) Power and Authority.  Seller has all necessary power and authority
              -------------------
to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Related Documents and to consummate the Transactions.

          (c) Due Authorization.  The execution, delivery and performance of the
              -----------------
Related Documents by Seller have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any person.

          (d) Noncontravention.  None of the execution and delivery of all
              ----------------
documents by Seller, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Related Documents:

               (i) conflicts with or results in any breach or violation of any provision of the articles or certificate of incorporation or by-laws of Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to Seller, or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over Seller;

               (ii) constitutes a material default by Seller under or a material breach of any provision of any loan agreement, mortgage, indenture or other material agreement or instrument to which Seller or any of its affiliates is a party or by which it or any of its properties is or may be bound or affected which would have a material and adverse effect on Seller's ability to perform its obligations under the Related Documents; or

               (iii) results in or requires the creation of any lien upon or in respect of any of the assets of Seller except as otherwise expressly contemplated by the Related Documents.

          (e) Legal Proceedings.  There is no action, proceeding or
              -----------------
investigation by or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Purchased Assets, Seller or any of its affiliates, or any properties or rights of Seller or any of its affiliates, pending or threatened, which, in any case, if decided adversely, would have a material adverse effect with respect to the Seller's ability to perform its obligations under the Related Documents.

          (f) Valid and Binding Obligations.  Each of the Related Documents to
              -----------------------------
which Seller is a party when executed and delivered by Seller will constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

          (g) No Consents.  No consent, license, approval or authorization from,
              -----------
or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by Seller of this Master Repurchase Agreement or of any other Related Documents, except such as have been obtained and are in full force and effect and those as to which the failure to so obtain does not have a material adverse effect on Seller.

          (h) Notice of Material Events.  Seller shall promptly inform (unless,
              -------------------------
in the case of clause (i) only, prohibited by applicable law) Buyer in writing of the occurrence of and of the following:

             (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) against Seller pertaining to the Purchased Assets in general, (B) with respect to a material portion of the Purchased Assets or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Purchased Assets; or

             (ii) any change in the location of Seller's principal office or any change in the location of Seller's books and records; or

            (iii) the occurrence of any Event of Default.

                                   Exhibit C


                     ACCEPTABLE ORIGINATING COUNTERPARTIES


Name           Concentration Amount
-----          --------------------


Seller

                                   Exhibit D

                              SERVICING AGREEMENTS

1. The Flow Loan Subservicing Agreement dated as of June 30, 1997 by and among NFI, NSM, NCI and Buyer as the same has been amended by the First Amendment dated as of August 21, 1998 and the Second Amendment dated as of the date hereof.

                                   Exhibit E

                             UNDERLYING AGREEMENTS


None.

                                   Exhibit F

                             UNDERWRITING STANDARDS

                                 [SEE ATTACHED]

                                   Exhibit G


                                    OPINION


                                 [SEE ATTACHED]


                                       35